                                                                    EXHIBIT 10.9



                                    AGREEMENT

         This Agreement is entered into as of the 9th day of May 2002, by and among IDMedical.com, Inc., a Colorado corporation ("IDMD"), ToolTrust Corporation, a Nevada corporation ("ToolTrust"), LocalToolbox Corporation ("LocalToolbox"), ClearDialog Communications, Inc. ("ClearDialog"), Robert P. Gordon ("Gordon"), Robert L. Evans ("Evans"), Garrett J. Girvan, and James K. Robbins ("Robbins").

                                    RECITALS

         WHEREAS, pursuant to the Agreement and Plan of Reorganization by and among IDMD, ToolTrust and certain shareholders of ToolTrust, IDMD acquired 100% ownership of LocalToolbox and ClearDialog.

         WHEREAS, pursuant to the Share Exchange Agreement dated this date by and among IDMD and the shareholders of LocalToolbox, IDMD acquired 100% of the 8,000,000 IDMD shares formerly owned by the LocalToolbox shareholders, and the LocalToolbox shareholders reacquired a majority of their shares of LocalToolbox.

         WHEREAS, pursuant to a Share Exchange Agreement dated this date by and among IDMD and certain shareholders of ClearDialog, IDMD acquired 100% of the 2,000,000 IDMD shares formerly owned by the ClearDialog shareholders, and the ClearDialog shareholders reacquired a majority of their shares of ClearDialog.

         WHEREAS, by virtue of the share exchange transactions described above, all of the remaining shares of stock in LocalToolbox and ClearDialog held by IDMD or ToolTrust are being canceled as of the date of Closing and neither IDMD nor ToolTrust shall own or hold any stock in LocalToolbox or ClearDialog.

         WHEREAS, by virtue of the share exchange transactions described above, neither IDMD nor ToolTrust controls LocalToolbox or ClearDialog, and the parties desire to memorialize agreements by and among IDMD, LocalToolbox and ClearDialog related to any and all amounts owed, licenses granted, and management of the respective entities.

         WHEREAS, in full and complete satisfaction of all claims or disputes that IDMD may have now or in the future against LocalToolbox and ClearDialog, all claims or disputes that LocalToolbox and ClearDialog may have now or in the future against IDMD, and all claims or disputes that Gordon, Evans and Robbins may have now or in the future against each other, the parties have agreed to the terms set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, IDMD, LocalToolbox and ClearDialog agree as follows:

         1. Agreement.

                  1.1 Payment. IDMD shall pay to LocalToolbox $150,000 as full settlement of amounts due LocalToolbox as of the date of this Agreement. The payment shall be payable in two equal installments of $75,000, with the first installment due October 19, 2002 and the second due April 19, 2003. LocalToolbox shall not be obligated to provide additional services to IDMD.

                  (a) The payment described in Section 1.1 shall be secured by:
         (i) 1,500,000 shares of IDMD restricted common stock to be issued pursuant to this Agreement; and (ii) IDMD's technology and pending patent application related to its online medical records business (collectively, the "Collateral"). Appropriate UCC and USPTO liens in the forms attached hereto as Exhibit "A," shall be prepared by IDMD (and executed by the owner of the patent pending and the technology), deliver to LocalToolbox, and recorded, and filed by LocalToolbox.

                  Upon receipt of timely payment in full, LocalToolbox shall promptly prepare lien release forms and forward them to IDMD. The portion of the Collateral consisting of IDMD stock shall be placed in


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         escrow pending payment by IDMD as specified in an Escrow Agreement being executed simultaneously with this Agreement. A copy of the form of Escrow Agreement is attached hereto as Exhibit "B."

                  (b) The payment described above represents full and complete settlement of all amounts which are or may be due for any reason to LocalToolbox by IDMD.

         1.2 Change of Name. ToolTrust shall change its name from "ToolTrust Corporation" to a name which is not confusing with the business of LocalToolbox and such name change shall be effective no later than December 31, 2002. ToolTrust shall take all necessary actions to transfer the right to use the name "ToolTrust Corporation" to LocalToolbox.

         1.3 IDMD Grant of License. Upon execution of this Agreement by all the parties, IDMD shall execute a license agreement granting to LocalToolbox a license to use and develop IDMD's online medical records technology in the form attached hereto as Exhibit "C."

         Pursuant to such license, IDMD shall grant a perpetual license to LocalToolbox to use and develop IDMD's current medical technology at the rate of $1.00 per subscriber per month with respect to subscribers signed up by LocalToolbox. This rate of $1.00 per subscriber shall be subject to a most-favored nation provision. At the option of IDMD, LocalToolbox shall also manage subscribers signed up by IDMD for such service with respect to IDMD's technology at a rate of $1.00 per subscriber per month. Any derivative or enhancement developed by LocalToolbox (but not the original IDMD technology) shall belong to LocalToolbox.

         1.4 Heart of a Champion. IDMD shall retain its agreement with Heart of a Champion Foundation ("HOC"). IDMD shall consent to LocalToolbox entering into a separate commercially reasonable agreement with HOC to provide services to HOC and to be paid for such services by HOC directly.

         1.5 Disclaimer of Interest. IDMD and ToolTrust disclaim any interest in LocalToolbox and ClearDialog and hereby tender to LocalToolbox and ClearDialog any shares owned or held as of the Closing date for cancellation.

         1.6 Transition of Technology Services. For a period of thirty (30) days, LocalToolbox will use reasonable commercial means to assist IDMD in maintaining the technology requirements for its online medical records business currently being serviced by LocalToolbox to avoid a service lapse in accordance with the terms of the Software License Agreement executed concurrently herewith.

         1.7 Press Releases and Edgar Filings. In order to make full and fair disclosure of this transaction and the related share exchanges, IDMD shall issue appropriate and accurate press releases and make appropriate and accurate Edgar filings with the SEC. LocalToolbox and ClearDialog may also issue such press releases as it deems appropriate.

         1.8 S-8 Stock and Option Issuance.

         125,000 shares of IDMD common stock previously issued to Messrs. Evans, Robbins, and Girvan pursuant to the March 22, 2002 board resolution of IDMD shall be transferred to LTBX.

         1,537,500 options previously issued pursuant to the March 22, 2002 board resolution of IDMD to Messrs. Evans, Robbins and Girvan and to employees (Peter Schultz, Yvonne Shevnin, Kirsten Stoffer, Lunatic E'sex, David Packwood) shall be exercised by those individuals solely upon the written request of LTBX, which shall pay the entire required exercise price to IDMD on behalf of these individuals for such exercise and upon the exercise of such options and the issuance of the underlying shares, the underlying shares shall be transferred to LTBX and IDMD shall accept and make prompt transfer in response to each such transfer request. The options shall be allocated, pro rata, among the various priced options provided under the March 22, 2002 board resolution of IDMD, with this provision pertaining to the following options: 537,500 $.25 Options, 500,000 $.50 options, and 500,000 $1.00 options.
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         James Newman shall retain all of the shares of common stock issued to him and options granted to him pursuant to the March 22, 2002, board resolution of IDMD.

         IDMD and ToolTrust represent that all shares of common stock covered by the March 22, 2002, board resolution of IDMD have been registered on Form S-8.

         Mr. Evans, Mr. Robbins, Mr. Girvan, Mr. Schultz, Ms. Shevnin, Ms. Stoffer, Mr. E'sex, and Mr. Packwood have each executed and delivered to LTBX an Irrevocable Stock or Bond Power in the form attached hereto as Exhibit "A."

         1.9 Payment to Bob Evans. IDMD shall pay the sum of $3,000 to Bob Evans contemporaneous with the Closing.

         1.10 Monies Due. Except as set forth herein, ToolTrust, IDMD, and Gordon waive all claims for any amount due from LocalToolbox, ClearDialog, Evans, Robbins, and Girvan, or any of them. Except as set forth herein, LocalToolbox, ClearDialog, Evans, Robbins, and Girvan waive all claims for any amount due from ToolTrust, IDMD, and Gordon, or any of them.

2. Resignation of Officers and Directors.

         2.1 Resignations of James K. Robbins. Upon execution of this Agreement by all the parties, James K. Robbins shall execute a resignation letter resigning as an officer and director of IDMD and ToolTrust.

         2.2 Resignations of Robert L. Evans. Upon execution of this Agreement by all the parties, Robert L. Evans shall execute a resignation letter resigning as an officer and director of IDMD and ToolTrust.

         2.3 Resignations of Garrett J. Girvan. Upon execution of this Agreement by all the parties, Garrett J. Girvan shall execute a resignation letter resigning as a director of IDMD and ToolTrust.

         2.4 Resignations of Robert P. Gordon. Upon execution of this Agreement by all the parties, Robert P. Gordon shall execute a resignation letter resigning as an officer and director of LocalToolbox and ClearDialog.

3. Representations of IDMD, ToolTrust, LocalToolbox and ClearDialog. IDMD, ToolTrust, LocalToolbox and ClearDialog each hereby represent and warrant that effective this date, the representations and warranties listed below are true and correct:

         3.1 Organization. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full power and authority to own and use its properties and conduct its business as presently conducted by it. Such party is duly qualified and in good standing to do business as a foreign corporation in any other jurisdiction where failure to so qualify would have a material adverse effect on its business or assets.

         3.2 Authority. Such party has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any law, rule, regulation, court or administrative order binding on such party, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which such party is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of such party, considered as a whole. Such party has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and

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delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of IDMD enforceable against it in accordance with its terms.

4. Representations of IDMD and ToolTrust. IDMD and ToolTrust each hereby represent and warrant that effective this date, the representations and warranties listed below are true and correct:

         4.1 Medical Technology and Pending Patent. IDMD is the sole owner of the medical technology and the pending patent application being assigned as security to LocalToolbox pursuant to paragraph 1.1(a) of this Agreement.

         4.2 Share Ownership. Neither IDMD nor ToolTrust has sold, liened, encumbered, transferred, or otherwise disposed of any shares in LocalToolbox or ClearDialog.

         4.3 Intellectual Property Ownership. Neither IDMD nor ToolTrust has sold, altered, liened, encumbered, transferred, licensed, or otherwise disposed of any technology, intellectual property, or intellectual property rights held, used, or owned by LocalToolbox or ClearDialog.

5. Releases

         5.1. Release of IDMD, ToolTrust and Gordon. LocalToolbox, ClearDialog, Evans, Girvan, and Robbins hereby absolutely, fully, and forever irrevocably and unconditionally release IDMD, ToolTrust and Gordon and their respective past and present officers, directors, shareholders, agents, employees, attorneys, successors and assigns from any and all action or actions, cause or causes of action, suits, debts, liabilities, claims, accountings, demands, obligations, damages, reckonings, and liens of every kind, nature and description whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected based upon or arising out of matters referenced in this Agreement, or any other matter, cause or anything whatsoever, from the beginning of the world to the date of this Agreement. Notwithstanding the foregoing, LocalToolbox, ClearDialog, Evans, Girvan, and Robbins are entitled to enforce this Agreement according to its terms.

                  (a) LocalToolbox, ClearDialog, Evans and Robbins acknowledge that they are aware that they may hereafter discover claims or facts in addition to or different from those which they now know or believes to exist with respect to the subject matter of this Agreement, but it is their intention to hereby fully, finally and forever to settle and release all of the released matters, disputes and differences known or unknown, except as otherwise expressly provided herein. In furtherance of this intention, the releases herein given shall be and shall remain in effect and the complete mutual releases herein given shall be and shall remain in effect as full and complete mutual releases notwithstanding discovery or existence of any additional or different claims or facts.

         5.2. Release of LocalToolbox, ClearDialog Evans, Girvan, and Robbins. IDMD, ToolTrust and Gordon hereby absolutely, fully, and forever irrevocably and unconditionally release LocalToolbox, ClearDialog, Evans, Girvan and Robbins and their respective past and present officers, directors, shareholders, agents, employees, attorneys, successors and assigns from any and all action or actions, cause or causes of action, suits, debts, liabilities, claims, accountings, demands, obligations, damages, reckonings, and liens of every kind, nature and description whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected based upon or arising out of matters referenced in this Agreement, or any other matter, cause or anything whatsoever, from the beginning of the world to the date of this Agreement. Notwithstanding the foregoing, IDMD, ToolTrust and Gordon are entitled to enforce this Agreement according to its terms.

                  (a) IDMD, ToolTrust and Gordon acknowledge that they aware that they may hereafter discover claims or facts in addition to or different from those which they now know or believes to exist with respect to the subject matter of this Agreement, but it is their intention to hereby fully, finally and forever to settle and release all of the released matters, disputes and differences known or unknown, except as otherwise expressly provided herein. In furtherance of this intention, the releases herein given shall be and shall remain in effect and the complete mutual releases herein given shall be and



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         shall remain in effect as full and complete mutual releases notwithstanding discovery or existence of any additional or different claims or facts.

         5.3 Right, Title and Interest. Each party warrants and represents to the others that it is the sole and lawful owner of all right, title and interest in and to all of the respective released matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whatsoever any released matter or any part or portion of a claim, demand or right against the others.

         5.4 Review of Agreement. Each party hereby represents that such party has read and understood this Agreement and that such party has discussed, or has had the opportunity to discuss, this Agreement with the attorney of such party's choice.

6. Covenant Not to Sue. Each party covenants for itself and its assigns and affiliates to refrain from making any claim or demand, or to commence, cause, or permit to be prosecuted, any action in law or suit in equity against the other, on account of any and all claims whether now known or unknown, which each party now has, or at any time heretofore ever had, against the other party, based upon matters referenced in this Agreement, or any other matter, cause or anything whatsoever, from the beginning of the world to the date of this Agreement. Notwithstanding the foregoing, each party is entitled to enforce this Agreement according to its terms.

7. Miscellaneous.

         7.1 Undertakings and Further Assurances. At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

         7.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, or by Federal Express or other means of overnight delivery to the addresses set forth on the signature page hereof.

         7.4 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.5 Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

         7.6 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

         7.7 Entire Agreement. This Agreement, including any documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         7.8 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.



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         7.9 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of their respective counsel.

         7.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         7.11 Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         7.12 Attorneys' Fees. In the event that there is any litigation or arbitration arising out of, or relating to, this Agreement, the prevailing party in any such dispute shall be entitled to recover such party's reasonable attorneys' fees in connection therewith.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

         IDMEDICAL.COM, INC.


         ----------------------------------
         Robert P. Gordon, Chairman and CEO           Address: 1 Beach Drive South East,
                                                             Unit 41
                                                             St. Petersburg, FL 33701

         TOOLTRUST CORPORATION


         ----------------------------------
         Robert P. Gordon, Chairman and CEO           Address: 1 Beach Drive South East,
                                                             Unit 41
                                                             St. Petersburg, FL 33701

LOCALTOOLBOX CORPORATION


-------------------------------
James K. Robbins, CEO                                 Address: 2635 Park Boulevard
                                                             Palo Alto, CA 94306

CLEARDIALOG COMMUNICATIONS, INC.


-------------------------------
Robert L. Evans, President                            Address: 2635 Park Blvd.
                                                             Palo Alto, CA 94306






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